UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2015

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2015, the Board of Directors of The Manitowoc Company, Inc. (the “Company”) appointed Hubertus M. Muehlhaeuser as President and Chief Executive Officer of the Company’s Foodservice segment, effective August 3, 2015. Robert M. Hund, the current President of the Foodservice segment, will continue with the Foodservice segment in a different capacity, and will remain an executive officer of the Company.

Mr. Muehlhaeuser, age 45, has served as Chairman and Managing Partner of Karl-H. Muehlhaeuser GmbH & Co KG, a leader in the development, production, distribution and service of railbound and trackless tunneling and mining equipment as well as machinery solutions for concrete and chemical applications, since 2013. He previously served as Senior Vice President and General Manager, Europe/Africa/Middle East for AGCO Corporation (“AGCO”), a leading manufacturer and distributor of agricultural equipment and related replacement parts, in 2012. Prior thereto, Mr. Muehlhaeuser was Senior Vice President - Strategy & Integration and General Manager, Eastern Europe/Asia at AGCO from 2009 to 2011. From 2005 to 2011, Mr. Muehlhaeuser served as Senior Vice President - Strategy & Integration at AGCO, and from 2007 to 2011 he also served as General Manager - Engines. Prior to joining AGCO in 2005, he led the Global Strategy and Organization Practice at Arthur D. Little, Ltd., an international management consulting firm, was a member of the firm’s Global Management Team and was the firm’s Managing Director, Switzerland. Mr. Muehlhaeuser is a member of the Boards of Sampo Rosenlev Oy (Finland), Infrassure Ltd. (Switzerland) and serves as Chairman of the Board of FASTER S.p.A. (Italy). Mr. Muehlhaeuser studied Business Administration at the European Business Schools in Oestrich Winkel and London, as well as the Universidad Argentina de la Empresa, and holds a Master in Business Administration degree.

Under the terms of the employment agreement, dated as of July 28, 2015, between Mr. Muehlhaeuser and the Company (the “Employment Agreement”), he will receive an annual base salary of $800,000. Mr. Muehlhaeuser will also be eligible to receive a signing bonus of $200,000 upon the completion of 90 days of continuous service to the Company. He will be eligible to participate in the Company’s 2013 Omnibus Incentive Plan (the “2013 Plan”), which offers participants the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation. Mr. Muehlhaeuser’s target annual incentive award under the 2013 Plan will be 100% of his base salary (any award earned based on fiscal 2015 performance will be pro-rated based on Mr. Muehlhaeuser’s date of hire). He will receive an initial grant of non-qualified stock options under the 2013 Plan with a fair market value of $1,000,000 upon the commencement of his employment with the Company. The stock options will vest in four equal annual installments on the anniversary of the grant date; however, if Mr. Muehlhaeuser is terminated for any reason other than for Cause (as defined in the Employment Agreement), no less than one half of the stock options will immediately vest. Mr. Muehlhaeuser will also be eligible for future long-term incentive awards under the 2013 Plan; pursuant to the Employment Agreement, his long-term incentive award grant target is $2,000,000 per year.

The Company previously announced its intention to separate its Cranes and Foodservice businesses into two independent publicly-traded companies (the “Separation”). Subject to the termination provisions set forth in the Employment Agreement, Mr. Muehlhaeuser’s employment will continue until the later of: (a) if the Separation occurs on or prior to December 31, 2016, one year from the effective date of the Separation; or (b) December 31, 2016. Upon completion of the term, Mr. Muehlhaeuser may continue to be employed by the Company. If the Separation occurs, Mr. Muehlhaeuser will be President and Chief Executive Officer of the new Foodservice company (the “Foodservice Corporation”) and will report to the Board of Directors of the Foodservice Corporation. Notwithstanding any term or provision in the Employment Agreement, Mr. Muehlhaeuser will be an employee at will. Following formation of the Foodservice Corporation, the Company may assign the Employment Agreement to the Foodservice Corporation at any time without notice to Mr. Muehlhaeuser.

Mr. Muehlhaeuser will be eligible for relocation services consistent with Company policy, and he will be eligible to participate in the Company’s 401(k) Retirement Plan (upon obtaining valid immigration and work authorization status in the United States) and its Deferred Compensation Plan. Mr. Muehlhaeuser will be eligible to receive health, dental and life insurance under the Company’s plans beginning on the first day of the month following his completion of 30 days of continuous service to the Company. He will also be provided with other benefits customarily offered to the Company’s executive officers, including a car allowance and reimbursement of tax preparation fees. The Company will enter into a Contingent Employment Agreement with Mr. Muehlhaeuser similar to the agreements it has with its Chairman and Chief Executive Officer. The Company’s form of Contingent Employment Agreement was attached as Exhibit 10.3(a) to its Annual Report on Form 10-K for the fiscal year ended December 31, 2012. For a description of the form of Contingent Employment Agreement and the other benefits available to the Company’s executive officers, please see the Company’s definitive proxy statement for its 2015 Annual Meeting of Shareholders, which was originally filed with the Securities and Exchange Commission on March 20, 2015.

The Employment Agreement provides that if Mr. Muehlhaeuser’s employment is terminated by the Company without Cause or if he terminates his employment with Good Reason (as defined in the Employment Agreement), subject to the execution of a release of any and all claims or potential claims against the Company, he will be entitled to receive two years of base salary plus an amount equal to 200% of his target annual incentive compensation for the year of termination (regardless of whether the targeted performance was achieved or exceeded) (the “Severance Payment”), paid over a two-year period (the “Severance Period”). The Severance Payment is subject to offset (but not below zero) by the amount of any base salary, short-term incentive compensation or cash compensation earned by Mr. Muehlhaeuser or to which he is entitled during the Severance Period and which is actually paid to him: (i) from any subsequent employer following the termination of his employment with the Company, or (ii) from the Company under any Contingent Employment Agreement. If the Company sells or publicly announces its intention to sell its Foodservice business to a third party (a “Foodservice Disposition”) in lieu of consummating the Separation and the Foodservice Disposition would not constitute a “Change of Control” under Mr. Muehlhaeuser’s Contingent Employment Agreement, such Foodservice Disposition will also constitute Good Reason under the Employment Agreement. If Mr. Muehlhaeuser is terminated for Cause, payment of all compensation from the Company shall immediately cease, except for any compensation accrued but unpaid through the date of termination.

If Mr. Muehlhaeuser is unable to perform his duties under the Employment Agreement due to his Disability (as defined in the Employment Agreement), he will continue to receive his standard compensation, reduced by any disability payment to which he may be entitled in lieu of such compensation, until the last day of the term of the Employment Agreement. At the expiration of the term, payment of all compensation to Mr. Muehlhaeuser under the Employment Agreement will immediately cease (except for any payment of compensation accrued but unpaid through that date, COBRA benefits and other benefits to which Mr. Muehlhaeuser may be entitled notwithstanding the termination of his employment). If Mr. Muehlhaeuser dies during the term, all payments and rights to compensation and benefits under the Employment Agreement will immediately cease, except for any compensation and benefits accrued but unpaid through the date of his death.

Mr. Muehlhaeuser also signed an agreement related to the protection of confidential information and intellectual property, as well as the non-solicitation of employees and the non-solicitation of customers. A copy of that agreement is included as Exhibit B to the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The Company expects to enter into its standard indemnity agreement with Mr. Muehlhaeuser, which provides that, subject to limited exceptions, the Company will indemnify Mr. Muehlhaeuser to the fullest extent permitted or required by the Wisconsin Business Corporation Law against any liability incurred in any proceeding in which he is a party because of his service as an executive officer of the Company. A copy of the Company’s form of indemnity agreement was filed as Exhibit 10(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989, and is incorporated herein by reference.

Mr. Muehlhaeuser does not have any direct or indirect material interest in any transaction involving the Company requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s related press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

10.1	Employment Agreement, dated as of July 28, 2015, by and between Hubertus M. Muehlhaeuser and The Manitowoc Company, Inc.

10.2
Form of Indemnity Agreement between The Manitowoc Company, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10(b) to The Manitowoc Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989).

99.1	The Manitowoc Company, Inc. press release dated July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: July 30, 2015	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of July 28, 2015

Exhibit No.	Description

10.1	Employment Agreement, dated as of July 28, 2015, by and between Hubertus M. Muehlhaeuser and The Manitowoc Company, Inc.
10.2
Form of Indemnity Agreement between The Manitowoc Company, Inc. and each of its directors and executive officers (incorporated by reference to Exhibit 10(b) to The Manitowoc Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 1, 1989).

99.1	The Manitowoc Company, Inc. press release dated July 29, 2015.

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